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                                                                    EXHIBIT 21.1

                     VIRGINIA GAS COMPANY AND SUBSIDIARIES

                 SUBSIDIARIES AND AFFILIATES OF THE REGISTRANT



SUBSIDIARIES:

                                                                                       STATE OF
                                     NAME                                           INCORPORATION
                                     ----                                           -------------
 Virginia Gas Exploration Company                                                      Virginia
 Virginia Gas Pipeline Company                                                         Virginia
 Virginia Gas Propane Company                                                          Virginia
 Virginia Gas Marketing Company                                                        Virginia


AFFILIATES:

                                                                                      STATE OF
                                     NAME                                           INCORPORATION
                                     ----                                           -------------
 Virginia Gas Storage Company                                                         Virginia
 Virginia Gas Distribution Company                                                    Virginia